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[KAUFMAN & CANOLES LETTERHEAD]




                                                                     EXHIBIT 5.1

March 14, 2002


Hampton Roads Bankshares, Inc.
201 Volvo Parkway
Chesapeake, VA  23320

         Registration Statement on Form S-3D

Ladies and Gentlemen:

         We have acted as counsel for Hampton Roads Bankshares, Inc., a Virginia corporation (the "Company"), in connection with the preparation of the above-described registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 2,500,000 shares of common stock, par value $0.625 per share, of the Company (the "Common Stock"), to be issued as described in the Registration Statement. In connection with this opinion, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws; (c) the Company's Dividend Reinvestment and Optional Cash Purchase Plan (the "Plan"); and (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the 2,500,000 shares of Common Stock to be issued by the Company as described in the Registration Statement, when and to the extent issued in accordance with the terms of the Plan contained in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Kaufman & Canoles

                                                     Kaufman & Canoles,
                                                     a Professional Corporation